Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349
Waters Corporation Fourth Quarter 2005 Earnings Rise on Sales of New Products and Continued
Expansion of Asian Businesses
Milford, Massachusetts, January 24, 2006 - Waters Corporation (NYSE/WAT) reported today fourth quarter 2005 sales of $332 million, an increase of 3% over sales of $324 million in the fourth quarter of 2004. Eliminating the effects of foreign currency translation, sales for the quarter grew 7%. On a GAAP basis, earnings per diluted share (E.P.S.) for the fourth quarter were $0.71, compared to $0.58 for the fourth quarter in 2004. On a non-GAAP basis, including the adjustments noted in the attached reconciliation, E.P.S. grew 18% to $0.73 in the fourth quarter of 2005 from $0.62 in the fourth quarter of 2004.
For the full year, sales grew 5% to $1,158 million in 2005 from $1,105 million in 2004. Foreign exchange translation had no material impact on the annual growth rate. On a GAAP basis, E.P.S. declined to $1.76 in 2005 from $1.82 in 2004. On a non-GAAP basis, including the adjustments noted in the attached reconciliation, E.P.S. grew 10% to $1.99 in 2005 from $1.81 in 2004.
Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Our 7% organic sales growth and stronger E.P.S. growth in the fourth quarter exceeded our expectations. Strong growth in our chromatography business led by ACQUITY UPLC™ system shipments and strength in our Asian businesses were key factors in delivering these encouraging results.”
As communicated in a prior press release, Waters Corporation will webcast its fourth quarter 2005 financial results conference call this morning, January 24, 2006 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.info , choose Investor Relations and click on the Live Webcast. A replay of the call will be available through January 31, 2006, similarly by webcast and also by phone at 402-220-9707.
Waters Corporation holds worldwide leading positions in three complementary analytical technologies – liquid chromatography, mass spectrometry and thermal analysis. These markets account for $4.5 - $5.0 billion of the overall $20 + billion analytical instrument market.

CAUTIONARY STATEMENT
This release contains “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, fluctuations in capital expenditures by the Company’s customers, in particular large pharmaceutical companies, regulatory and/or administrative obstacles to the timely completion of purchase order documentation, introduction of competing products by other companies, such as improved research-grade mass spectrometers, and/or higher speed and/or more sensitive liquid chromatographs, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, other changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in distribution of the Company’s products, changes in the healthcare market and the pharmaceutical industry, loss of market share through competition, potential product liability or other claims against the Company as a result of the use of its products, risks associated with lawsuits and other legal actions particularly involving claims for infringement of patents and other intellectual property rights, the short-term impact to 2006 operating results from cost savings initiatives the Company may implement, the effect in 2006 of implementing the new Statement of Financial Accounting Standard 123(R), Share–Based Payments adversely impacting the Company’s fiscal year 2006 operating results, and foreign exchange rate fluctuations affecting translation of the Company’s future non-U.S. operating results . Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (the “SEC”), which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004

Net sales	332,270	324,154	1,158,236	1,104,536
Cost of sales	133,980	130,144	478,355	454,807

Gross profit	198,290	194,010	679,881	649,729

Selling and administrative expenses	81,593	80,916	321,694	300,150
Research and development expenses	16,691	16,475	66,905	65,241
Purchased intangibles amortization	1,216	1,236	5,005	4,814
Litigation settlement and provisions (A)	—	—	—	(9,277)
Impairment of long-lived asset (B)	—	3,997	—	3,997
Restructuring and other unusual charges, net	—	—	—	(54)

Operating income	98,790	91,386	286,277	284,858

Other expense, net (C)	(3,103)	(1,014)	(3,103)	(1,014)
Interest (expense) income, net	(3,421)	156	(5,489)	1,827
Income from operations before income taxes	92,266	90,528	277,685	285,671

Provision for income taxes (D)	14,099	19,011	73,141	61,618

Net income	78,167	71,517	204,544	224,053

Net income per basic common share	$0.72	$0.59	$1.79	$1.87

Weighted average number of basic common shares	108,364	120,266	114,023	119,640

Net income per diluted common share	$0.71	$0.58	$1.76	$1.82

Weighted average number of diluted common shares and equivalents	109,962	122,679	115,945	123,069

(A)	The results for the year ended December 31, 2004 include provisions of $7.8 million for ongoing patent litigation with Hewlett-Packard Company and settlement income of $17.1 million related to patent litigation with Perkin-Elmer Corporation.

(B)	The results for the three months and year ended December 31, 2004 include charges of $4.0 million recorded for a write-down of a technology licensed asset.

(C)	The results for the three months and year ended December 31, 2005 include charges of $4.8 million recorded for a write-off of an equity investment and gain of $1.7 million related to the sale of an equity investment. The results for the three months and year ended December 31, 2004 include charges of $1.0 million recorded for full write-down of an investment in an unaffiliated company.

(D)	The results for the year ended December 31, 2005 include a tax provision of approximately $24.0 million related to a qualified dividends distribution under the American Jobs Creation Act of 2004.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004

Reconciliation of income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:

Income per diluted share	$0.71	$0.58	$1.76	$1.82

Adjustment for litigation settlement and provisions, net of tax		—		(5,688)
Income per diluted share effect	—	—	—	(0.05)

Adjustment for restructuring and other unusual charges, net of tax	—	—		(57)
Income per diluted share effect	—	—	—	(0.00)

Adjustment for tax provision for qualified dividends distribution	—	—	24,000	—
Income per diluted share effect	—	—	0.21	—

Impairment of long-lived asset, net of tax	—	3,158	—	3,158
Income per diluted share effect	—	0.03	—	0.03

Other expense, write down and sale of certain investments, net of tax	2,554	801	2,554	801
Income per diluted share effect	0.02	0.01	0.02	0.01

Adjusted income per diluted share:	$0.73	$0.62	$1.99	$1.81

The adjusted income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies items management has excluded as non-operational transactions. Management feels these transactions are not indicative of understanding the ongoing operations of the business or its future outlook.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	December 31, 2005	December 31, 2004

Cash and cash equivalents	493,588	539,077
Accounts receivable	256,809	271,731
Inventories	131,554	139,900
Other current assets	30,321	23,176
Total current assets	912,272	973,884

Property, plant and equipment, net	141,030	135,908
Other assets	387,874	350,634
Total assets	1,441,176	1,460,426

Notes payable and debt	326,286	206,663
Accounts payable and accrued expenses	274,746	286,327
Total current liabilities	601,032	492,990

Long-term debt	500,000	250,000
Other long-term liabilities	41,408	38,750
Total liabilities	1,142,440	781,740

Total equity	298,736	678,686
Total liabilities and equity	1,441,176	1,460,426